SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 11, 1997 (February 7, 1997)


KANSAS CITY POWER & LIGHT COMPANY
(Exact name of registrant as specified in its charter)


                                  1-707
                         (Commission file number)


         Missouri                                    44-0308720
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification-No.)


        1201 Walnut Street
      Kansas City, Missouri                            64106-2124
(Address of principal executive offices)               (Zip Code)


                             (816) 556-2200
            (Registrant's telephone number, including area code)



                            NOT APPLICABLE
     --------------------------------------------------------------
     (Former name or former address, if changed since last report)

                                                                   FORM 8 - K


KANSAS CITY POWER & LIGHT COMPANY
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ITEM 5.  OTHER EVENTS

MERGER AGREEMENT WITH WESTERN RESOURCES, INC.

        Kansas City Power & Light Company, a Missouri corporation ("KCPL") and Western Resources, Inc., a Kansas corporation ("Western"), have entered into an Agreement and Plan of Merger, dated as of February 7, 1997 (the "Merger Agreement"), which provides for a strategic business combination involving KCPL and Western (the "Transaction"). The Transaction, which was unanimously approved by the Boards of Directors of the constituent companies, is expected to close shortly after all of the conditions to the consummation of the Transaction, including obtaining applicable regulatory approvals, are met or waived.

        The Merger Agreement and the press release issued in connection therewith are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Merger Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Merger Agreement.

        Under the terms of the Merger Agreement, KCPL will be merged with and into Western, with Western being the surviving corporation. Each outstanding share of Common Stock, no par value per share, of KCPL ("KCPL
Common Stock") will be cancelled and converted into the right to receive the number of fully paid and nonassessable shares of Common Stock, par value $5.00 per share, of Western ("Western Common Stock") equal to the Conversion Ratio. The "Conversion Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $32.00 by the average of the high and low sales prices of Western Common Stock (as reported on the New York Stock Exchange Composite Transactions reporting system as published in the Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive trading days ending the tenth trading day immediately preceding the date on which the Transaction shall become effective (the "Effective Time"), divided by twenty; provided, however, that the Conversion Ratio, except as provided in the Merger Agreement, shall not be less than 0.917 nor greater than
1.100.  In connection with the Transaction, KCPL's outstanding preferred stock
will be redeemed by KCPL prior to the Effective Time.   (See Article II of the
Merger Agreement.)

        The Transaction is subject to various closing conditions, including, without limitation, (1) the receipt of required shareholder approvals of KCPL and Western, (2) the making of all necessary governmental filings, (3) the receipt of all necessary governmental approvals, including approvals of state utility regulators in Missouri, Kansas, and Oklahoma, and the Federal Energy Regulatory Commission, the Federal Communication Commission, the Securities and Exchange Commission (the "SEC") and the Nuclear Regulatory Commission, and (4) the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended, and the expiration of the applicable waiting period thereunder. The Transaction is also subject to receipt of opinions of counsel that the Transaction will qualify as a tax-free reorganization, the assurance from Western's independent accountants that the Transaction will qualify as a pooling of interests for accounting purposes, the aggregate number of dissenting shares being less than 5.5% of the outstanding shares of KCPL Common Stock at the Effective Time, conditions relating to regulatory approvals, and Western's satisfaction that after the closing it will be exempt from the Public Utility Holding Company Act of 1935 ("PUHCA"). In addition, the Transaction is conditioned upon the effectiveness of a registration statement to be filed by Western with the SEC with respect to the shares of Western Common Stock to be issued in the Transaction and the approval for listing of such shares on the New York Stock Exchange upon official notice of issuance. Shareholder meetings to vote upon the Transaction are expected to be held in the second quarter of 1997. (See Article VIII of the Merger Agreement.) The Merger Agreement contains certain covenants of KCPL pending the consummation of the Transaction. Subject to the fiduciary obligations of its Board of Directors, KCPL covenants that it will not initiate or facilitate any business combination proposal with a third party. In addition, KCPL covenants that it will carry on its businesses in the ordinary course consistent with past practice, not increase dividends and not issue any capital stock except as set forth in the Merger Agreement. The
Merger Agreement also contains restrictions on KCPL relating to, among other things, charter and bylaw amendments, capital expenditures, acquisitions, dispositions, incurring indebtedness, certain increases in employee compensation and benefits, maintenance of insurance, and affiliate transactions. (See Article VI of the Merger Agreement.)

        The Merger Agreement provides that, at the Effective Time, the headquarters of the KCPL division of Western and the electric utility operations of Western will be located in Kansas City, Missouri and the headquarters of Western will be in Topeka, Kansas. Following the Effective Time, the Western Board of Directors will take such action as may be necessary to appoint to the Western Board of Directors up to six persons presently serving on the KCPL Board of Directors who are willing and qualified to serve on the Western Board of Directors. After the Effective Time, Western currently intends to provide charitable contributions and community support within the service areas of KCPL and Western at annual levels substantially comparable to the annual levels of charitable contributions and community support provided by KCPL and Western within their service areas during 1994 and 1995. (See Article VII of the Merger Agreement.)

        The Merger Agreement may be terminated under certain circumstances, including: (1) by mutual consent of the parties; (2) by either party if the other party breaches any of its representations, warranties or covenants contained in the Merger Agreement, which breaches, individually or in the aggregate, would result in a material adverse effect on the breaching party and which is not cured within twenty (20) business days after notice; (3) by either party if the KCPL Board of Directors (i) withdraws or adversely modifies its recommendation of the Merger Agreement, (ii) fails to reaffirm such approval upon Western's request, or (iii) approves or recommends any acquisition of KCPL or a material portion of its assets or any tender offer for shares of capital stock of KCPL, in each case, other than by Western or an affiliate thereof; (4) by either party (i) upon the adoption or issuance of any law which has the effect of prohibiting the Transaction, or (ii) upon the final and nonappealable order, judgment or decree of any court of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the Transaction; (5) by any party if the Transaction is not consummated by June 30, 1998 (the "Termination Date") (provided, however, that such Termination Date shall be extended to June 30, 1999 if all conditions to closing the Transaction, other than the receipt of certain consents and/or statutory approvals by either of the parties, have not been satisfied by June 30, 1998);
(6) by either party if either KCPL's or Western's shareholders do not approve the Transaction; (7) by KCPL, if as a result of a third party tender offer or business combination proposal which, in the opinion of KCPL's counsel and after giving consideration to concessions which may be offered by Western, the KCPL Board of Directors determines in good faith that acceptance of such offer or proposal is necessary for the KCPL Board of Directors to act in a manner consistent with their fiduciary duties under applicable law; or (8) by KCPL if the Western Resources Index Price (as defined in the Merger Agreement) is less than $27.64; provided, however, that the termination right described in the preceding clause (8) may not be exercised if the decline in Western's stock price is not more than 5% greater than any decline in Standard & Poor's Electric Companies Index over the same measuring period; and provided, further, that such termination shall have no effect if Western notifies KCPL that the Conversion Ratio shall be adjusted to equal the product of (i) the quotient of $30.40 divided by the Western Resources Index Price and (ii) the Electric Companies Ratio (as defined in the Merger Agreement). (See Article IX of the Merger Agreement).

   The Merger Agreement provides for the payment of a $50 million termination fee by KCPL to Western if the Merger Agreement is terminated because (1) of a breach by KCPL of its representations, warranties or covenants, (2) the KCPL Board determines that acceptance of a third party tender offer or business combination proposal is necessary for the KCPL Board to act in a manner consistent with its fiduciary duties, (3) of KCPL's failure to (i) convene a shareholder meeting for the purpose of voting on the Merger, (ii) distribute proxy materials relating thereto, or (iii) recommend approval of the Merger, or (4) KCPL shareholders do not approve the Merger Agreement, and prior to such termination or shareholder meeting as set forth in the preceding clauses
(1), (2), (3) or (4) a third party shall have made a proposal to acquire KCPL and such proposal is consummated (or a written offer relating thereto is accepted by KCPL) within two and one-half years of the termination of the Merger Agreement. If on or before the Termination Date all of the conditions to the closing of the Transaction other than certain conditions have been satisfied, and Western declines to waive such conditions, Western shall reimburse KCPL for its expenses up to (1) $5 million, if the unsatisfied conditions relate to Western's receipt of an opinion regarding the tax-free treatment of the Transaction or obtaining the required approvals of state regulators without material adverse conditions attached thereto, (2) $25 million, if the unsatisfied conditions relate to obtaining pooling of interests treatment of the Transaction or obtaining the approval of the Federal Energy Regulatory Commission without material adverse conditions attached thereto, or (3) $35 million, if the unsatisfied condition relates to obtaining the necessary exemption from PUHCA. (See Article IX of the Merger Agreement.)

        If the Merger Agreement is terminated (1) by mutual consent of the parties, (2) by KCPL because of a breach by Western of any of its representations or covenants, (3) by either party because of any law or injunction that permanently prohibits the Merger, (4) by either party at the Termination Date, so long as certain unsatisfied conditions to Western's obligation to close are not the result of KCPL's failure to perform certain of its obligations under the Merger Agreement or (5) by either party because Western's shareholders do not approve the Merger, then Western may not, for a period of three years following such termination, acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of KCPL or any of its subsidiaries or otherwise act to seek to control or influence the management, Board of Directors or policies of KCPL; provided, however, that the provisions set forth in the preceding sentence will cease to apply in the event that a third party, not acting in concert with Western or an affiliate of Western, makes a proposal to acquire KCPL or all or substantially all of the assets of KCPL, or acquires 10% of KCPL's Common Stock. (See Article IX of the Merger Agreement.)


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibit Number

                  (2)-1 Agreement and Plan of Merger, dated as of February 7, 1997, by and among KCPL and Western. (2)

                  (99)-l Joint Press Release, dated February 7, 1997 of KCPL and Western.


--------------------------

(2) The registrant agrees to furnish supplementally any omitted exhibits or schedules to the Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY POWER & LIGHT COMPANY
--------------------------------------------------
(Registrant)

/S/ JEANIE SELL LATZ

------------------------            SENIOR VICE PRESIDENT-CORPORATE
Date:  February 11, 1997            SERVICES AND CORPORATE SECRETARY